Exhibit 99.1

Board Changes Press Release

AMARIN ANNOUNCES APPOINTMENT OF NEW DIRECTORS AND BOARD LEADERSHIP CHANGES

Erin Enright and Alfonso “Chito” Zulueta Appointed to Board of Directors

New Board Members Bring Skills and Experience Aligned with the Company’s Strategy

Per Wold-Olsen Named Chairman of the Board

David Stack and Joe Zakrzewski to Retire from the Board

Actions Reflect Company and Board’s Commitment to Ongoing Refreshment and Enhancement

DUBLIN, Ireland and BRIDGEWATER, N.J., May 19, 2022 — Amarin Corporation plc (NASDAQ:AMRN) today announced a series of appointments and leadership changes to its Board of Directors, including:

•

Appointment of Erin Enright and Alfonso “Chito” Zulueta to the Board, effective immediately. Ms. Enright and Mr. Zulueta will stand for re-election to the Board at the Company’s 2022 Annual Meeting in June.

•

Per Wold-Olsen, a director since January 2022, has been named Chairman of the Board, effective immediately. Mr. Wold-Olsen will stand for re-election to the Board at the Company’s 2022 Annual Meeting in June.

•	As part of a planned retirement, David Stack, a director since 2012, and Joe Zakrzewski, a director since 2010, will retire from the Board, effective at the close of the 2022 Annual Meeting.

•	Mr. Wold-Olsen has been named Chair of the Remuneration Committee; Ms. Enright has been named Chair of the Audit Committee.

•	Dr. Lars Ekman will remain a member of the Board.

“Today’s announcement advances the Company’s ongoing efforts initiated in October 2021 to expand the expertise and diversity of our Board and Company. These Board changes signal our commitment to Amarin’s strategic plan to drive sustainable and profitable growth, and ensure we have the additional skillsets and experience to support Amarin’s current strategy, including significant experience in finance, technology, portfolio diversification, operational excellence and international commercial operations and strategy,” said Mr. Wold-Olsen. “Both Erin and Alfonso are highly respected leaders with proven track records in their respective fields and bring strong and relevant expertise to contribute to the ongoing execution of our three-pillar growth strategy. Erin’s deep investment banking and capital markets experience, specifically within the healthcare space, and Alfonso’s unique knowledge of international markets and global marketing will enable them to immediately add value to our Board.”

Mr. Wold-Olsen continued, “On behalf of the entire Board, I want to thank Lars for his steadfast leadership as Chairman for the last eight years, during which time Amarin delivered one of the most important cardiovascular outcomes trials in recent times. I am pleased that we will continue to benefit from his invaluable insights as an ongoing member of our Board. We also extend our deepest gratitude to David and Joe for their distinguished service and innumerable contributions to Amarin over the years.”

Board Changes Press Release

Ms. Enright brings more than 30 years of experience as a healthcare company executive and investor. She currently serves as Managing Partner at Prettybrook Partners, overseeing approximately 20 active investments in a variety of healthcare companies. Prior to her role at Prettybrook, Ms. Enright served as Chief Financial Officer of InfuSystem and as President of Lee Medical.

Mr. Zulueta has more than three decades of experience in global strategic and leadership roles within large pharma, specifically with Eli Lilly and Company. At Eli Lilly, he held key senior positions including Vice President of Global Marketing, head of the Company’s Asia Region, and most recently as President of International responsible for all geographies outside the United States and Canada.

Following the 2022 Annual Meeting - with the addition of Ms. Enright and Mr. Zulueta, and the planned retirements of Mr. Stack and Mr. Zakrzewski - the Amarin Board will comprise eight directors, seven of whom are independent.

About Erin Enright

Ms. Enright has served as a Managing Partner of Prettybrook Partners since 2012. Prior to that, she served as Chief Financial Officer of InfuSystem from 2005 to 2007, and as President of Lee Medical, a medical device manufacturer, from 2004 to 2013. From 1993 to 2003, Ms. Enright was with Citigroup, where she was Managing Director in its Equity Capital Markets group. While at Citigroup, Ms. Enright was Chairperson of the firm’s Institutional Investors Committee, responsible for screening and approving the firm’s participation in equity underwritings and a member of the Citigroup Global Equity Commitment Committee, responsible for reviewing and approving the firm’s underwritings. She began her career as an attorney with Wachtell, Lipton, Rosen & Katz.

Ms. Enright currently serves as Chairman of the Board of Dynatronics Corporation, a director of the Medical Facilities Corporation Board serving as Audit and Investment Committee Chair, a member of the Board and Chair of the Audit Committee of Brooklyn ImmunoTherapeutics (NASDAQ:BTX), and a director of Keystone Dental, a privately held company where she serves as Audit Committee Chair. She has previously served as a director at Biolase, Inc., Tigerlabs and Ceelite Corporation.

Ms. Enright received her A.B. degree from the School of Public and International Affairs at Princeton University and J.D. degree from the University of Chicago Law School.

About Alfonso “Chito” Zulueta

Prior to Mr. Zulueta’s retirement in 2021, he spent over three decades at Eli Lilly and Company in various roles of increasing responsibility, including most recently as President, International from 2017 until his retirement. He was a corporate officer and member of Eli Lilly and Company’s executive committee.

Mr. Zulueta currently serves on the Board of CTS Corporation where he serves on the audit and nominating and governance committees and Syneos Health as well as Glooko and Calidi Biotherapeutics, both privately held companies. He previously served as a member of the board of the European Federation of Pharmaceutical Industries and Associations (EFPIA), and US-Japan Business Council.

He received his Bachelor of Arts from De La Salle University in the Philippines, and his MBA from Colgate Darden Graduate School of Business Administration at the University of Virginia.

Board Changes Press Release

About Amarin

Amarin is an innovative pharmaceutical company leading a new paradigm in cardiovascular disease management. From our scientific research foundation to our focus on clinical trials, and now our global commercial expansion, we are evolving and growing rapidly. Amarin has offices in Bridgewater, New Jersey in the United States, Dublin, in Ireland, Zug in Switzerland, and other countries in Europe as well as commercial partners and suppliers around the world. We are committed to rethinking cardiovascular risk through the advancement of scientific understanding of the impact on society of significant residual risk that exists beyond traditional therapies, such as statins for cholesterol management.

Availability of Other Information About Amarin

Amarin communicates with its investors and the public using the company website (www.amarincorp.com) and the investor relations website (investor.amarincorp.com), including but not limited to investor presentations and FAQs, Securities and Exchange Commission (“SEC”) filings, press releases, public conference calls and webcasts. The information that Amarin posts on these channels and websites could be deemed to be material information. As a result, Amarin encourages investors, the media and others interested in Amarin to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on Amarin’s investor relations website and may include social media channels. The contents of Amarin’s website or these channels, or any other website that may be accessed from its website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. securities laws. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. A list and description of these risks, uncertainties and other risks associated with an investment in Amarin can be found in Amarin’s filings with the SEC, including Amarin’s annual report on Form 10-K for the year ended December 31, 2021, and quarterly report on Form 10-Q for the quarter ended March 31, 2022. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Amarin undertakes no obligation to update or revise the information contained in its forward-looking statements, whether as a result of new information, future events or circumstances or otherwise. Amarin’s forward-looking statements do not reflect the potential impact of significant transactions the company may enter into, such as mergers, acquisitions, dispositions, joint ventures or any material agreements that Amarin may enter into, amend or terminate.

Amarin Contact Information

Investor Inquiries:

Lisa DeFrancesco

Investor Relations Amarin Corporation plc

investor.relations@amarincorp.com (investor inquiries)

Media Inquiries:

Mark Marmur

Corporate Communications, Amarin Corporation plc

PR@amarincorp.com (media inquiries)